Exhibit 3.2

The Companies Law

Articles of Association of

Negevtech Ltd.

The name of the Company in English is:	Negevtech Ltd.

Preliminary

1.	(a)	In these Articles, unless the context otherwise requires:

(i)	The “Company” means Negevtech Ltd.

(ii)	The “Office” means the registered office of the Company for the time being.

(iii)	The “Companies Law” means the Companies Law 5759-1999 or any law which may replace or amend it, as shall be in force from time to time.

(iv)	The “Register” means the principal register of Members specified in Article 91, to be kept in accordance with the Companies Law, and/or, if the Company shall have any additional or branch register(s), any such additional or branch register(s) as the case may be.

(v)	“Member” or “Shareholder” means any person registered in the Register as the owner of shares of the Company.

(vi)	A “General Meeting” means a meeting of the Shareholders, whether an Annual General Meeting or an Extraordinary General Meeting, both as hereinafter defined.

(vii)	The “Board of Directors” or “Board” means the board of directors of the Company.

(viii)	A “Board Meeting” means a meeting of the Board of Directors.

(ix)	A “Shareholder Resolution” means a resolution adopted by a simple majority of the voting rights of the Company represented, personally or by proxy, and voting with respect thereto, unless a different majority is required in respect to such matter pursuant to the Companies Law or these Articles at the time the resolution is voted on, in which case a “Shareholder Resolution” shall mean a resolution adopted by such required majority.

(b)	Subject to the provisions of this Article, in these Articles, unless the context otherwise requires, words and expressions used herein which are defined in the Companies Law, or any modification thereof in force at the date at which these Articles become binding upon the Company, shall have the meaning so defined, words importing the singular shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, words importing persons shall include bodies corporate and the captions used herein shall not be deemed to affect the construction of any provision hereof.

(c)	The Company may donate reasonable amounts to any worthy cause, as determined and approved by the Board of Directors, even if such donation is not made for business considerations.

Share Capital

2.	(a)	The share capital of the Company is [_____________] ([______________]) New Israeli Shekels (“NIS”), divided into [____________] ([____________]) Ordinary Shares of NIS 1.00 (One New Shekel)] each, all ranking pari passu (“Ordinary Shares”) [and [___________] ([___________]) Preferred Shares of NIS 1.00 (One New Shekel) each (the “Preferred Shares”).

(b)	Ordinary Shares in respect of which all calls have been fully paid shall confer on their holders the right to receive notices of, and to attend and to vote at, General Meetings of the Company. Subject to the rights of holders of shares with limited or preferred rights, including the Preferred Shares, Ordinary Shares shall confer upon the holders thereof equal rights to receive dividends and to participate in the distribution of the assets of the Company upon its winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any.

(c)	The Preferred Shares shall have such rights as may be determined pursuant to Article 5(b) below.

(d)	Unless otherwise provided in the resolution of the Board of Directors with respect to the issuance of the Preferred Shares or any series thereof, the holders of Preferred Shares and the holders of the Ordinary Shares will vote together as one class and not as separate classes, except as required by law.

Shares

3.	Without prejudice to any special rights previously conferred upon the holders of existing shares of the Company, and without derogating from the provisions of Article 2(c) above, the Company may, from time to time, by Shareholder Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such Shareholder Resolution.

4.	(a)	If at any time the share capital is divided into different classes of shares, the Company may by Shareholder Resolution, unless otherwise provided by the terms of issue of the shares of that class, modify, convert, broaden, add or otherwise alter the rights, privileges, advantages, restrictions and provisions related or unrelated at that time to the shares of any class either with the consent in writing of the holders of at least 75% of the issued shares of that class or with the sanction of a resolution passed by a simple majority of those present, personally or by proxy, and voting thereon at a separate general meeting of the holders of the shares of that class.

(b)	The provisions of these Articles relating to General Meetings and to the convening thereof and to notices in respect thereof and to resolutions to be passed thereat shall mutatis mutandis apply to every separate general meeting as mentioned above.

(c)	Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance or allotment of additional shares thereof, or the creation of additional shares of that class as a result of conversion of shares from another class or the unification with another class shall not be deemed to modify or alter the rights attached to the previously issued shares of such class or of any other class.

(d)	Notwithstanding the above, the issuance of Preferred Shares or any series thereof pursuant to Articles 5(b) below, including the determination by the Board of Directors of the rights attached thereto, shall not require the approval or sanction of any shareholders or of any general meetings thereof.

5.	(a)	The unissued shares shall be under the control of the Board of Directors who may issue or allot them or give any person the option to acquire them or otherwise dispose of them for cash or other consideration to such persons, on such terms and conditions, and either at a premium or at par, or, subject to the provisions of the Companies Law, at a discount and at such times as the Board of Directors may deem fit, and with full authority to serve on any person a call on any shares as provided in Article 13 below, during such time and for such consideration as the Board of Directors may deem fit.

(b)	The Board is expressly authorized to provide (by resolution), without the need for the approval or sanction of any shareholders or of any general meetings thereof, for the issuance from time to time of Preferred Shares in one or more series, and to fix for each such series such designation, powers, preferences and other rights, and qualifications, limitations or restrictions thereon, as shall be set forth in the resolution or resolutions adopted by the Board providing for the issuance of such series, including, without limitation, (i) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series, (ii) whether that series shall have voting rights, whether preferential, deferred or other, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, (iii) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine, (iv) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, which amount may vary under different conditions and at different redemption rates, (v) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series, and (vi) any other relative powers, preferences, rights, qualifications, limitations or restrictions of that series.

(c)	Notwithstanding any provision of these Articles, or of any law which might otherwise permit a lesser vote, and in addition to the majority required pursuant to Article 52 below with respect to amendments to the Articles of the Company, the affirmative vote of at least two-thirds (2/3) of the outstanding voting rights of the Company shall be required to alter, amend or repeal Article 5(b) and this Article 5(c).

6.	If by the conditions of allotment of any share, the whole or any part of the price thereof shall be payable by installments, every such installment shall, when due, be paid to the Company by the registered holder of the share for the time being or from time to time or by his administrators.

7.	The Board of Directors may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls and/or the time of payment thereof.

8.	Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as by statute required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person and the Company shall not be bound by or required to recognize any equitable, contingent, future or partial interest in any shares or any right whatsoever in respect of any shares other than an absolute right to the entirety thereof in the registered holder.

Share Certificates

9.	The certificates of title to shares (“Share Certificates”) shall be issued under the seal or the rubber stamp of the Company and shall bear the manual or facsimile signatures of two Directors, or one Director and the Secretary of the Company, or such other persons as are authorized by the Board of Directors. In case any Director, officer or such other authorized person who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Director, officer or authorized person before such certificate is issued, it may be issued by the Company with the same effect as if he were such Director, officer or authorized person at the date of issue.

10.	Every Member shall be entitled without payment to receive one Share Certificate representing in aggregate all the shares registered in his name.

11.	Share Certificates of shares registered in the names of two or more persons shall be delivered to the person first named in the Register in respect of such co-ownership and such delivery shall be deemed sufficient delivery to all co-owners. The Company shall not be bound to issue more than one Share Certificate to the joint holders.

12.	If a Share Certificate is defaced, lost or destroyed, it may be renewed upon production of such evidence of loss, the provision of such indemnities and the payment of such fee (if any) as the Board of Directors thinks fit.

Calls

13.	The Board of Directors may from time to time make such calls as it deems fit upon the Members in respect of all moneys unpaid on the shares held by them respectively, and by the conditions of allotment thereof not made payable at fixed times, and each Member shall pay the amount of every call so made on him to the persons and at the time and place appointed by the Board of Directors. A call may be made payable by installments and shall be deemed to have been made when the resolution of the Board of Directors authorizing such call is passed.

14.	Fourteen days’ notice of any call shall be given, specifying the time and place of payment, and to whom such call shall be paid, provided that before the time for payment of such call the Board of Directors may, by notice in writing to the Members, revoke the same or extend the time for payment thereof.

15.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

16.	If by the terms of issue of any share or otherwise any amount is made payable at any fixed time or by installments at fixed times, whether on account of the nominal value of the share or by way of premium, every such amount or installment shall be payable as if it were a call duly made by the Board of Directors of which due notice had been given, and all the provisions herein contained in respect of such calls shall apply to such amount or to such installment.

17.	If the amount of any call or installment is not paid on or before the due date for payment thereof, then the person who is for the time being the owner of the share on which the call was made or the installment became due shall pay interest on the said amount at the maximum rate permissible under law for the time being, or at such lesser rate as may be fixed by the Board of Directors from time to time, as from the date for payment until the same is actually paid. The Board of Directors shall, however, be at liberty to waive the payment of interest, wholly or in part. No Member shall be entitled to receive any dividend or to exercise any privileges as a Member until he shall have paid all calls for the time being due and payable on every share held by him whether alone or jointly with any other person together with interest and expenses (if any).

18.	If the Board of Directors deems fit, it may receive from any Member willing to advance the same, any amounts due on account of all or any of his shares which have not yet been called or in respect of which the date of payment has not yet fallen due, and, unless otherwise agreed with such Member, the Board of Directors may pay him interest on all or any of the amounts so advanced, up to the date when the same would, if not paid in advance, have fallen due, at such rate of interest as may be agreed upon between the Board of Directors and such Member, and the Board of Directors may at any time repay any amount so advanced by giving such Member seven days’ prior notice in writing.

19.	The Board of Directors may determine differences between Members in relation to the amount of any call and to the date of payment.

Forfeiture and Lien

20.	If any Member fails to pay any call or installment on or before the day appointed for payment of the same, the Board of Directors may at any time thereafter, as long as the said call or installment remains unpaid, resolve to forfeit all or any of the shares in the event the Member does not pay the same, as provided below, together with any interest that may have accrued and all expenses that may have been incurred by reason of such non-payment.

21.	Notice of any such resolution shall be served on the Member. The notice shall specify a day (being not less than 14 days from the date of the notice) and a place or places on and at which such call or installment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or installment is payable will be ipso facto forfeited, save shares that have been fully paid for.

22.	Any forfeiture as aforesaid shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

23.	Any share so forfeited shall be the property of the Company, and the Board of Directors may, subject to the provisions hereof, sell, re-allot and otherwise dispose of the same as it may deem fit.

24.	The Board of Directors may, at any time before any share so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture on such conditions as it deems fit. No such annulment shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to these Articles.

25.	Any Member whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, installments, interest and expenses owing upon or in respect of such shares at the time of forfeiture, together with interest thereon from the time of forfeiture, until payment, at the maximum rate of interest permissible under law for the time being, and the Board of Directors may enforce the payment of such moneys, or any part thereof, if it so thinks fit, but shall not be under any obligation to do so.

26.	The provisions of these Articles relating to forfeiture shall apply to any case of nonpayment of a known sum which, according to the terms of issue or allotment of the share, is payable at any fixed time, whether on account of the nominal value of the share or by way of premium, as if such sum were payable under a call duly made, notified and delivered.

27.	Except to the extent that the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each Member (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and obligations to the Company arising from any amount payable by such Shareholder in respect of any unpaid or partly paid share, whether or not such debt, liability or obligation has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise decided by the Board, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) on such shares, immediately prior to such transfer.

28.	For the purpose of enforcing such lien, the Board of Directors may sell the shares subject thereto in such manner as it deems fit; but no sale shall be made until the time for the fulfillment or discharge of the debts, liabilities and engagements as aforesaid shall have arrived, and until notice in writing of the Company’s intention to sell shall have been served on such Member, his executors or administrators, and the payment, fulfillment or discharge of such debts, liabilities or engagements shall not have been made during the seven days after such notice.

29.	The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of the debts, liabilities or engagements of such Member (including debts, liabilities and engagements which have not yet fallen due for payment or satisfaction) and the remainder (if any) shall be paid to the Member, his executors, administrators or assigns.

30.	Upon any sale after forfeiture or for enforcing a lien in exercise of the powers hereinbefore given, the Board of Directors may appoint some person to execute an instrument of transfer of the shares sold and cause the purchaser’s name to be entered in the Register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale, if grounds for any remedy exist in accordance with law, shall be in damages only and against the Company exclusively.

Transfer and Transmission of Shares

31.	(a)	Any transfer of shares of the Company which have not been fully paid-up will be subject to the approval of the Board of Directors. The Board of Directors may, at its sole discretion, refuse to approve a transfer of shares as aforesaid, without the requirement to provide reasons for its decision.

(b)	The transfer of shares which have been fully paid-up is not subject to the approval of the Board of Directors.

32.	No transfer of shares shall be registered or, if such approval is required, approved by the Board of Directors unless a proper instrument of transfer has been submitted to the Company (or its transfer agent) together with the Share Certificate for the transferred shares (if such has been issued) and with any other evidence the Board of Directors may require in order to prove to its satisfaction the rights of the intending transferor in the transferred shares.

33.	(a)	The instrument of transfer shall be signed by the transferor and the transferee and shall be duly stamped, if required by law, and the transferor shall be considered the owner of the shares until the transferee is registered in the Register in respect of the shares transferred to him. The Board may decide that, with respect to a transfer of fully paid-up shares, the instrument of transfer need only be signed by the transferor. The Board may also decide that the signature of a witness on the instrument of transfer is not necessary. The instrument of transfer of any share shall be in writing in such usual or accepted form or forms as shall be approved by the Board of Directors.

(b)	The Company may impose a fee for registration of a share transfer, at such reasonable rate as may be determined by the Board from time to time.

34.	Instruments of transfer that are registered shall remain in the Company’s possession; however, instruments of transfer which the Board of Directors refuses to register in accordance with Article 31(a), 32 or 33 above shall, on demand made by whomever delivered them, be returned to such person together with the Share Certificate (if delivered).

35.	The executors and administrators of a deceased sole holder of a share, or, if there are no executors or administrators, the persons beneficially entitled as heirs of a deceased sole holder, shall be the only persons recognized by the Company as having any title to the share. In case of a share registered in the names of two or more holders, the Company shall recognize the survivor or survivors as the only persons having any title to or benefit in the share. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

36.	Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession or such other evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall be registered as a Member in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

37.	The Company may recognize the receiver or liquidator of any Member in winding-up or dissolution, or the trustee in bankruptcy or any official receiver of a bankrupt Member, as being entitled to the shares registered in the name of such Member.

38.	The receiver or liquidator of a Member in winding-up or dissolution, or the trustee in bankruptcy or any official receiver of any bankrupt Member, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, may, with the consent of the Board of Directors (which the Board of Directors may refuse to grant without giving any reason for its refusal), be registered as a Member in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

39.	A person upon whom the ownership of a share devolves by transmission shall be entitled to receive, and may give a discharge for, any dividends or other monies payable in respect of the share but he shall not be entitled in respect of it to receive notices, or to attend or vote at General Meetings of the Company, or, save as otherwise provided herein, to exercise any of the rights or privileges of a Member, unless and until he shall be registered in the Register.

Redeemable Shares

40.	The Company may, subject to the provisions of the Companies Law, issue redeemable shares and redeem them.

Alteration of Share Capital

41.	The Company may from time to time, by Shareholder Resolution, whether or not all the shares authorized have been issued, and whether or not the whole of the shares then issued has been called up for payment, increase its share capital by the creation of new shares, and such increase shall be in such amount and shall be divided into shares of such nominal amounts, and be issued subject to such restrictions and terms and with such rights and preferences, as the resolution creating the same shall provide, and in the event that no such provisions are included in the resolution – as determined by the Board of Directors. In particular the shares may be issued with preferential or deferred rights as to dividends or the distribution of assets and with special, limited or no voting rights.

42.	Unless otherwise provided in the resolution authorizing the increase of share capital, the new shares shall be subject to the same provisions applicable to the shares of the original capital with regard to the payment of calls, lien, forfeiture, transfer, transmission and otherwise.

43.	The Company may, by Shareholder Resolution and in accordance with and subject to the Companies Law:

(a)	consolidate its share capital or any portion thereof and divide it into shares of larger nominal value than its existing shares;

(b)	divide its existing shares or any portion thereof by subdivision into shares of smaller nominal value;

(c)	cancel any unissued shares provided there is no obligation of the Company, including a contingent obligation, to issue the shares, and reduce in such manner its share capital by the amount of the shares which are cancelled; and/or

(d)	reduce its share capital in any manner permitted by law and subject to any condition required by law.

44.	With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto as it deems fit, including, inter alia, by means of one or more of the following actions, subject to applicable law:

(a)	determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

(b)	allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional shareholdings;

(c)	redeem in the case of redeemable shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional shareholdings; and

(d)	cause the transfer of fractional shares by certain Shareholders of the Company to other Shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this Article.

Purchase of the Company’s Shares

45.	The Company may, subject to and in accordance with the provisions of the Companies Law, purchase or undertake to purchase, or provide finance and/or assistance or undertake to provide finance and/or assistance, directly or indirectly, with respect to the purchase of, its shares or securities which may be converted into shares of the Company or which confer rights upon the holders thereof to purchase shares of the Company.

Borrowing Powers

46.	The Board of Directors may from time to time, at its discretion, borrow or secure the payment of any sum or sums of money for the purposes of the Company. The Directors may raise or secure the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as they think fit and, in particular, by the issue of bonds, perpetual or redeemable debentures, debenture stock or any mortgages, charges or other securities on the undertaking of the whole or any part of the property of the Company, both present and future, including its uncalled capital for the time being and its called but unpaid capital.

Record Date for Notice of General Meetings

47.	Notwithstanding any other provision of these Articles to the contrary, and subject to applicable law, the Board of Directors may fix a date, not exceeding 40 days prior to the date of any General Meeting, as the date as of which Shareholders entitled to notice of, and to vote at, such meeting shall be determined, and all persons who are registered in the Register as holders of voting shares on such date and no others shall be entitled to notice of, and to vote at, such meeting. A determination of Shareholders of record entitled to notice of, and to vote at, any General Meeting shall apply to any adjournment of such meeting; provided however, that the Board may fix a new record date for the adjourned meeting.

General Meetings

48.	An annual General Meeting shall be held at least once in every calendar year, not later than 15 months after the last preceding annual General Meeting, at such time and place as the Board of Directors may determine, and such meetings shall be called “Annual General Meetings”. The function of Annual General Meetings shall be to elect Directors in accordance with these Articles, receive and consider the profit and loss account, the balance sheet and the ordinary reports and accounts of the Directors and auditors, appoint auditors and fix their remuneration and transact any other business which under these Articles or applicable law may be transacted by the shareholders of a company in general meeting. All other General Meetings shall be called “Extraordinary General Meetings”.

49.	The Board of Directors may whenever it thinks fit convene an Extraordinary GeneralMeeting, and it shall be obliged to do so upon a request in writing as provided in the Companies Law.

50.	Unless a longer period is prescribed by applicable law, at least 14 days’ prior notice, specifying the place, the day and the hour of any General Meeting and the general nature of every matter on the agenda, shall, by notice sent by mail or otherwise served as hereinafter provided, be given to all Members entitled to receive notices; provided, however, that if all Members entitled to receive notices of General Meetings so agree, a General Meeting may be held if less than 14 days’ notice or the period otherwise required by law, as the case may be, is given and generally in such manner as such Shareholders may approve. The accidental omission to give notice of a General Meeting to any Member, or the non-receipt of notice by any Member, shall not invalidate the proceedings at any General Meeting.

Proceedings at General Meetings

51.	(a)	No business shall be transacted at a General Meeting unless the requisite quorum is present at the commencement of the meeting. Unless otherwise provided in these Articles, two or more Members, present in person or by proxy, holding shares conferring in the aggregate more than 50% of the voting rights of the Company shall constitute a quorum.

(b)	If within half an hour from the time appointed for the General Meeting a quorum is not present, the General Meeting, if convened by the Board upon the demand of Shareholders or upon the demand of less than 50% of the Directors then in office or directly by such Shareholders or Directors, shall be cancelled. Otherwise, if a General Meeting is called and no quorum is present within half an hour from the time appointed for such General Meeting, it shall stand adjourned to the same day in the following week, at the same time and place or at such other time and place as the Directors may determine and specify in the notice of the General Meeting. It shall not be necessary to give notice of such adjournment. If at such adjourned General Meeting a quorum is not present within half an hour from the time stated, any Members present in person or by proxy shall constitute a quorum even if, between them, they represent shares conferring 50% or less of the voting rights of the Company.

52.	(a)	Unless otherwise prescribed by applicable law or by these Articles, a resolution of the Shareholders, including with respect to approval of a merger, a change of the Company’s name and modifications or alterations in the Company’s share capital as provided for in Articles 3, 4, 41 and 43 above, will be deemed adopted if approved at a General Meeting at which a quorum is present by a simple majority of the voting rights of the Company (as set forth in Article 60 below) represented personally or by proxy and voting thereon. Without derogating from the majority required pursuant to the provisions of Article 5(c) above and Article 68(i) below, and in addition thereto, and subject to the immediately preceding sentence concerning the majority required to change the Company’s name or make modifications or alterations in its share capital as provided for in Articles 3, 4, 41 and 43 above, a resolution with respect to the amendment or replacement of the Memorandum of Association or of the Articles of Association of the Company shall require the affirmative vote of at least two-thirds (2/3) of the outstanding voting rights of the Company represented personally or by proxy and voting thereon at a General Meeting at which a quorum is present.

(b)	In determining whether there is a quorum for a General Meeting, shares subject to abstentions will be counted as being present but will not be treated as having been voted in determining whether the required number of votes for the approval of any given proposal has been cast.

53.	(a)	The Chairman of the Board of Directors will serve as the chairman of General Meetings of the Company. If such Chairman shall have indicated in advance that he will not be attending, or shall be unwilling to act in such capacity, or shall not be present within 15 minutes from the time stated for the commencement of the meeting, the most senior of the Directors present (such seniority to be determined by the length of time such person has served as a Director) and willing to do so will chair the meeting and, if no Director is present or if no Directors are willing to chair the meeting, those present may choose from amongst themselves a person to chair the meeting.

(b)	The chairman of any General Meeting shall not be entitled to a second or casting vote.

54.	Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by a Member, present in person or by proxy and entitled to vote at the meeting, the same shall be decided by a written ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the chairman of the results of the vote by a show of hands. If a written ballot is demanded after such declaration, the results of the vote by a show of hands shall be of no effect and the proposed resolution shall be decided by the written ballot.

55.	If a written ballot is demanded as aforesaid, it shall be taken in such manner and at such time and place as the chairman of the General Meeting directs, and either at once or after an interval or adjournment, or otherwise, and the result of the written ballot shall be deemed to be the resolution of the General Meeting in respect of which the written ballot is demanded. The demand for a written ballot may be withdrawn at any time before the written ballot is taken.

56.	(a)	The demand for a written ballot shall not prevent the continuation of the General Meeting for the transaction of any business other than in respect of the question on which the written ballot has been demanded.

(b)	A written ballot demanded on the election of a chairman or on a question of an adjournment of a General Meeting shall be taken forthwith.

57.	A declaration by the chairman of the General Meeting that a resolution has been carried unanimously, or carried by a particular majority, or rejected, and an entry to that effect in the book of proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

58.	The chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting rights of the Company represented, personally or by proxy, at the General Meeting and voting on the question of adjournment, adjourn the same from time to time and from place to place and the chairman shall do so if so directed by the General Meeting; but no business shall be transacted at any adjourned General Meeting other than the business left unfinished at the General Meeting from which the adjournment takes place. A notice of the adjournment and of the matters to be included on the agenda of the adjourned General Meeting shall be given to all Members.

59.	A resolution in writing signed by all Members then entitled to vote at General Meetings or to which all such Members have given their written consent (including, but not limited to, by letter, telegram, telex, facsimile, electronic mail or otherwise) shall be deemed to have been adopted as if it were adopted as a Shareholder Resolution at a General Meeting duly convened and held. Any such resolution may consist of several documents in like form and signed or consented to as aforesaid, by one or more Members.

Votes of Members

60.	Subject to any special conditions, rights or restrictions as to voting rights set forth in the terms of issue of any shares or attached at the time to any class of shares, every Member present in person or by proxy, whether in a vote by a show of hands or by written ballot, shall have one vote for each Ordinary Share of record held by him.

61.	A company or other corporate body being a Member of the Company may duly authorize any person it deems fit to be its representative at any General Meeting or to execute or deliver a proxy on its behalf, as provided for below. Any person so authorized shall be entitled to exercise, on behalf of the corporation which he represents, all the powers which the corporation could have exercised if it were an individual Member. Upon request of the chairman of the General Meeting, written evidence of such authorization (in a form reasonably acceptable to the chairman) shall be delivered to him.

62.	In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register.

63.	Members may vote either personally or by proxy, or, if the Member is a company or other corporate body, by a representative pursuant to Article 61 above or by a duly authorized proxy, as prescribed hereinafter.

The Board may determine, in its discretion, the matters, if any, that may be voted upon at a General Meeting by a proxy card in addition to the matters listed in Section 87(a) of the Companies Law.

64.	Any instrument appointing a proxy or representative shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if such appointer is a corporation, under its common seal if any, or under the hand of some officer duly authorized in that behalf.

Such instrument or a copy thereof shall be deposited in the Office, or at such other place in Israel or abroad as the Directors may direct from time to time, at least forty-eight (48) hours before the time appointed for the General Meeting or adjourned General Meeting wherein the person referred to in the instrument is appointed to vote. Otherwise that person shall not be entitled to vote that share.

65.	No Member (or proxy or representative of a Member) shall be entitled to vote at a General Meeting unless all calls or other sums presently payable in respect of his shares in the Company have been paid.

66.	Every instrument of proxy, whether for a specified General Meeting or otherwise, shall be in writing in such usual or accepted form or forms as shall be approved by the Board of Directors.

67.	A vote given in accordance with the terms of an instrument of appointment of proxy or representative shall be valid notwithstanding the previous death of the principal, or revocation of the appointment, or transfer of the share in respect of which the vote is given, unless notice in writing of the death, revocation or transfer shall have been received at the Office or by the chairman of the General Meeting before the vote is given.

The Board of Directors

68.	(a)	The members of the Board of Directors shall be called Directors. The number of Directors shall be not less than three nor more than nine, including any External Directors (as defined below). Subject to the aforesaid, the number of Directors from time to time shall be determined, from time to time, by a majority of the Directors then in office; provided that no decrease in the number of Directors shall shorten the term of any incumbent Director.

(b)	If at any time the Company shall be required to appoint independent or external directors, such as a public director or directors of any other type as may be required by law (“External Directors”), such directors shall serve on the Board according to the number required by law. External Directors will be appointed and removed, and will serve, pursuant to the relevant provisions of the law which apply to External Directors. If permitted by applicable law, External Directors will be appointed by the Board.

(c)	The Directors, other than External Directors (who will be chosen and appointed, will serve and whose term will expire in accordance with applicable law), shall be appointed in accordance with the provisions of this Article.

(d)	The Directors shall be divided into three classes, namely Class I, Class II and Class III (except for External Directors who shall not form part of any class and whose term shall be determined in accordance with applicable law). Initially, the Directors of each class shall be appointed by Shareholder Resolution at the General Meeting at which this Article 68(d) is adopted. Each of the classes shall be as nearly equal in number as possible. Each initial Director in Class I shall serve for a term expiring at the end of the Annual General Meeting held during the year 2009, each initial Director in Class II shall serve for a term expiring at the end of the Annual General Meeting held during the year 2010 and each initial Director in Class III shall serve for a term expiring at the end of the Annual General Meeting held during the year 2011. The initial Directors in Class I, Class II and Class III shall serve until the end of the relevant Annual General Meeting as set forth above and until their successors have been duly elected or until any such Director’s appointment terminates as provided in the Companies Law or due to any of the circumstances set forth in Article 71 below. At each Annual General Meeting, the successors to the class of Directors whose terms expire at the end of that meeting shall be elected by Shareholder Resolution to hold office for a term expiring at the end of the Annual General Meeting held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such Director’s appointment terminates as provided for in the Companies Law or due to any of the circumstances set forth in Article 71 below, in such manner that after the initial terms of office set forth above, all Directors shall be appointed for terms of approximately three years, and approximately one-third of the Directors (not including External Directors) shall stand for election each year.

(e)	Vacancies on the Board of Directors, however arising, including as a result of an increase in the number of Directors pursuant to Article 68(a) above, may be filled by a majority of the Directors then in office. Each Director appointed in accordance with this Article 68(e) shall hold office until the end of the next Annual General Meeting or until such Director’s appointment terminates as provided for in the Companies Law or due to any of the circumstances set forth in Article 71 below.

(f)	Notwithstanding the aforesaid, Directors may not be dismissed from office by the Shareholders or by a General Meeting prior to expiration of their term of office pursuant to Article 68(d) or (e) above, and the provisions of Section 230(a) of the Companies Law in this regard shall not apply.

(g)	Except in the case of a person nominated by the Board of Directors, no person shall be eligible to be elected as a Director unless notice in writing of the intention to nominate such person is delivered to the Office not later than ten days, and not earlier than 40 days, prior to the date scheduled for the Annual General Meeting, signed by a Member entitled to participate in and vote at the scheduled meeting, together with the written consent of the proposed nominee and such information regarding the proposed nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had such nominee been nominated, or intended to be nominated, by the board of directors of a company subject to such rules and any other information reasonably requested by the Company.

(h)	(i)	In the event the number of nominees to serve as Directors at any Annual General Meeting is greater than the number of Directors to be elected at such Annual General Meeting as determined pursuant to these Articles, the Directors elected shall be those nominees who receive the greatest number of votes up to the number of Directors to be elected.

(ii)	In the event the number of Directors to be elected at any Annual General Meeting (other than External Directors) is greater than the number of Directors in that class of Directors whose terms expire at such meeting, then the Annual General Meeting at which such Directors are elected shall, to the extent necessary, divide the Directors elected among the classes of Directors in order to keep the classes as nearly equal in number as possible, and the initial term of office of any additional Directors so elected to any class whose term did not expire at such meeting shall correspond to, and expire together with, the term of office of the Directors in the class to which they were elected.

(i)	Notwithstanding any provision of these Articles, or of any law which might otherwise permit a lesser vote, and in addition to the majority required pursuant to Article 52 above with respect to amendments to the Articles of Association of the Company, the affirmative vote of at least two-thirds (2/3) of the outstanding voting rights of the Company shall be required to alter, amend or repeal this Article 68.

69.	(a)	A Director shall have the right, by written notice to the Company, to appoint a person as an alternate to act in his place, to remove the alternate and appoint another in his place and to appoint an alternate in place of an alternate whose office is vacated for any reason whatsoever. A person who is not qualified to be appointed as a Director, or a person who serves as a Director or an alternate Director, may not be appointed as an alternate Director. All references in these Articles to Directors shall, where the context so requires, mean and include alternate Directors.

(b)	Any notice given to the Company as aforesaid shall become effective on the date fixed therein, upon delivery to the Company or, with respect to the appointment of an alternate Director, when approved by a majority of the Directors then in office, whichever is later. The approval of the appointing Director will be counted in calculating whether a majority of Directors have approved. Unless the appointing Director limits the time or scope of the appointment, the appointment is effective for all purposes until the appointing Director ceases to be a Director or terminates the appointment.

(c)	An alternate for a Director shall, subject to any instructions or limitations contained in the instrument appointing him, have all the authority and powers held by the Director for whom he acts as alternate; provided however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides); and provided further that an alternate shall have no standing at any Board Meeting or any meeting of a committee of the Board at which the Director appointing him is personally present or at which the Director appointing him is not entitled to participate in accordance with Article 73 below.

(d)	The office of an alternate for a Director shall ipso facto be vacated if he is removed by the Director appointing him, or if the office of the Director for whom he acts as alternate is vacated for any reason whatsoever, or if one of the circumstances described in Article 71 below should occur with respect to the alternate.

(e)	An alternate Director shall alone be responsible for his actions and omissions and shall not be deemed an agent of the Director who appointed him.

(f)	Every alternate Director shall be entitled to receive, so long as he serves as an alternate, notice of Board Meetings and of meetings of any relevant committees.

70.	Subject to applicable law, a Director who has ceased to hold office shall be eligible for re-election or re-appointment.

71.	The office of a Director shall ipso facto be vacated upon the occurrence of any of the following events:

(a)	His death, or, if the Director is a company, upon its winding-up;

(b)	Should he be declared to be of unsound mind;

(c)	Should he be declared bankrupt; or

(d)	Should he resign his office by notice in writing to the Company.

72.	A Director shall not be required to hold qualification shares.

73.	(a)	Subject to the provisions of the Companies Law, no Director or “Office Holder” (as defined below) of the Company shall be disqualified by his office from holding any office or place of profit within or outside the Company or with any company in which the Company shall be a shareholder or otherwise interested, or with any company which is a shareholder of, or otherwise interested in, the Company or from contracting with the Company either as vendor, purchaser or otherwise, either on his own behalf or as a director of another company or member of a firm or otherwise, nor (unless and to the extent provided otherwise in the Companies Law) shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director or Office Holder shall be in any way interested, be void or voidable, nor shall he be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director or Office Holder holding that office or of the fiduciary relations thereby established, but it is declared that the nature of his interest must be disclosed by him as provided in the Companies Law and in any event not later than at the Board Meeting at which the contract or arrangement is first taken into consideration, if his interest then exists or, in any other case, at the first Board Meeting after the acquisition of his interest.

(b)	Unless and to the extent provided otherwise in the Companies Law, every Director shall be entitled, after such disclosure, to vote as a Director in respect of any contract or arrangement in which he is so interested as aforesaid. Unless and to the extent provided otherwise in the Companies Law, a general notice that a Director is a member of any firm or company and is to be regarded as interested in all transactions with that firm or company shall be a sufficient disclosure under this Article as regards such Director and the said transactions, and after such general notice (unless and to the extent provided otherwise in the Companies Law), it shall not be necessary for such Director to give a special notice relating to any particular transaction with that firm or company.

(c)	The duty of a Director or Office Holder to disclose his interest as aforesaid shall not apply to transactions in which the interest of such Director or Office Holder arises solely due to the interest of a relative in a transaction which is not an “Extraordinary Transaction” (as defined below).

(d)	A transaction referred to in this Article 73, which is not an Extraordinary Transaction shall be approved by the Board or by a committee authorized to do so by the Board. Such approval may be general in nature and may be given in advance. Notwithstanding the aforesaid, if according to the provisions of the Companies Law a specific or special approval for a particular transaction or type of transaction is required, such transaction shall also require such approval.

(e)	An Extraordinary Transaction requires approval as provided under the Companies Law.

(f)	In this Article 73:

(i)	“Office Holder” means a Director, managing director, general manager, chief executive officer, executive vice-president, vice president, other managers directly subordinate to the managing director and any other person fulfilling or assuming any such positions or responsibility without regard to such person’s title.

(ii)	“Extraordinary Transaction” means a transaction not in the ordinary course of business of the Company, a transaction which does not accord with market conditions, or a transaction that is likely to have a material impact on the profits, assets or liabilities of the Company.

74.	(a)	A Director may be paid remuneration by the Company for his services as a Director to the extent such remuneration is approved by a Shareholder Resolution and pursuant to the Companies Law.

(b)	If a Director, willing to do so, is called upon to fulfill special services or make special efforts for any of the Company’s objects, by travelling abroad or staying there or otherwise, the Company may pay him a salary at a fixed rate or a percentage of its profits or otherwise as the Board of Directors may decide and subject to approval by Shareholder Resolution and the provisions of the Companies Law, and such salary may be in addition to or in place of the fixed remuneration (if any).

Proceedings of the Board of Directors

75.	(a)	The Chairman of the Board of Directors shall convene Board Meetings in accordance with the provisions of the Companies Law, and may adjourn and otherwise regulate the proceedings of such meetings, as he thinks fit. The quorum for Board Meetings and/or for any matter to be brought before the Board shall be a majority of the Directors then in office and entitled to participate and vote with respect thereto.

(b)	Unless and to the extent provided otherwise in the Companies Law, a Director who is an interested party in any transaction shall be counted for purposes of a quorum despite his interest.

(c)	A Director may participate personally or by his alternate.

76.	Notice of a Board Meeting may be given verbally, by telephone or sent to all Directors at their registered addresses, by telex, facsimile, electronic mail or other reliable method of transmission, at least forty-eight (48) hours prior to the Board Meeting unless all Directors agree to shorter notice. Directors will be entitled to participate by way of video or audio conference in such manner that all persons participating in the meeting are able to hear each other at the same time, and the Company will cooperate, as may reasonably be required, in providing video or audio conferencing capabilities to effectuate such participation.

77.	(a)	Each Director shall have one vote.

(b)	All resolutions of the Board will be adopted by a simple majority of the Directors present and voting (with the Directors participating by video or audio conference, if any, being deemed present and entitled to vote) at a Board Meeting.

78.	The Board of Directors shall elect one of its members to be the Chairman of the Board of Directors, and may remove such Chairman from office and appoint another in his place. The Chairman of the Board of Directors shall take the chair at every Board Meeting, but if there is no such Chairman, or if he shall have indicated in advance that he will not be attending, or if at any meeting he is not present within 15 minutes of the time appointed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the Chairman of such meeting.

79.	The Chairman of a Board Meeting, whether he be the Chairman of the Board of Directors or any other member of the Board of Directors, shall have no extra or casting vote.

80.	A Board Meeting at which a quorum is present shall be competent to exercise all the authorities, powers and discretions for the time being vested in or exercisable by the Board of Directors.

81.	(a)	Subject to applicable law, the Board of Directors may for any particular matter delegate any or all of its powers to committees consisting of one or several Directors, as the Board of Directors may deem fit, and it may from time to time revoke such delegation.

(b)	Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board of Directors. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as the same are applicable thereto, and so far as not superseded by any regulations made by the Board of Directors under this Article.

82.	All acts performed at or in accordance with any Board Meeting, or any meeting of a committee of the Board of Directors, or by any person acting as Director or alternate for a Director, shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of such Directors or members of a committee of the Board of Directors or person acting as aforesaid or any of them, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director, alternate or a member of such a committee, as the case may be.

83.	A resolution in writing signed by all Directors or members of a committee of the Board of Directors then in office and entitled to vote thereon or to which all such Directors or members shall have given their written consent (by letter, telegram, facsimile, electronic mail or otherwise) shall be deemed to have been unanimously adopted by a Board Meeting or committee meeting duly convened and held.

Managing Directors or General Manager

84.	The Board of Directors may from time to time appoint one or more persons (whether a Director or not) to be managing director(s), general manager(s), chief executive officer(s) and/or president(s) (or any similar function with a different title) of the Company, either for a fixed term or without any limitation as to the period for which he is or they are to hold office, and may from time to time modify or revoke such titles or (subject to any provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their place or places.

85.	The remuneration of a managing director, general manager, chief executive officer and/or president shall from time to time (subject to any contract between him and the Company and subject to the provisions of the Companies Law) be fixed by the Board of Directors, and may be in the form of a fixed salary or commission on dividend, profits or turnover of the Company, or of any other company the Company has an interest in, or by participation in profits or in one or more of these forms.

86.	Subject to the provisions of the Companies Law, the Board of Directors may from time to time entrust to and confer upon a managing director, general manager, chief executive officer and/or president for the time being such of the powers exercisable under these Articles by the Board of Directors as it may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions, as it thinks expedient; and it may confer such powers, either collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Board of Directors in that behalf; and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Powers of the Board of Directors

87.	The management of the business of the Company shall be vested in the Board of Directors, and the Board of Directors may exercise all such powers and do all such acts and things as the Company is, by its Memorandum of Association and/or its Articles of Association or under the law, authorized to exercise and do, and are not hereby or by statute directed or required to be exercised or done by the Company in General Meeting, but subject, nevertheless, to the provisions of the Companies Law and to these Articles.

88.	Without prejudice to any of the general powers granted to the Board of Directors in accordance with Article 87 above and any other powers granted to it under these Articles, and without restricting or reducing in any way any of the above mentioned powers, it is hereby explicitly declared that the Board of Directors shall have the following powers:

(a)	To appoint a person or persons (whether they be incorporated or not) to receive and hold in trust for the Company any property whatsoever that belongs to the Company or that the Company has an interest in, or for any other purpose and to execute and perform all actions, deeds and necessary activities with relation to any such trust, and to see to the remuneration of any such trustee(s).

(b)	To initiate, manage, defend, compromise or discontinue any and all legal proceedings on behalf of or against the Company or its officials or that pertain in any way to its affairs, and to compromise and extend the period for payment or discharge of any debt due or suits or claims by or against the Company.

(c)	To refer any suit or claim by or against the Company to arbitration.

(d)	To determine, from time to time, those authorized to sign in the Company’s name on bills of exchange, promissory notes, receipts, certificates of receipt, endorsements, checks, certificates of dividend, releases, contracts and other documents of any kind whatsoever.

(e)	In general, and subject to the provisions of the Companies Law and these Articles, to delegate to any person, firm, company or variable group of people, the powers, authority and discretion vested in the Board of Directors.

Local Management

89.	The Board of Directors may from time to time provide for the management and transaction of the affairs of the Company in any specified locality, whether in Israel or abroad, in such manner as it thinks fit, and the provisions contained in the next following Article shall be without prejudice to the general powers conferred by this Article on the Board of Directors.

90.	The Board of Directors may from time to time, and at any time, establish any local board or agency for managing any of the affairs of the Company in any specified locality, in Israel or abroad, and may appoint any person to be a member of such local board, or any manager or agent, and may fix their remuneration. Subject to the provisions of the Companies Law, the Board of Directors may from time to time, and at any time, delegate to any person so appointed any of the powers, authority and discretions for the time being vested in the Board of Directors, and may authorize any member for the time being of any such local board to continue in his office notwithstanding any vacancy which may occur, and any such appointment or delegation may be made on such terms and subject to such conditions as the Board of Directors may think fit, and the Board of Directors may at any time remove any person so appointed and may annul or vary any such delegation. The Board of Directors may authorize any person to whom it has delegated powers, authority or discretion, as mentioned, to delegate them or part of them further.

Register of Members

91.	(a)	The Company shall keep a Register in which it may record such information as may be deemed appropriate by the Board of Directors and/or as may be permitted by the Companies Law or these Articles. In addition, the Company shall record in the Register the following information:

(i)	The names and addresses of the Members, the number of shares held by each Member and the amount paid or the amount to be considered as paid on the shares of each Member;

(ii)	The day each person was registered in the Register as a Member;

(iii)	The amounts called, if any, that are due on the shares of each Member; and

(iv)	Any other information required by the Companies Law or these Articles to be recorded in the Register.

(b)	The principal register shall be kept at the Office and, apart from the times the Register is closed in accordance with the provisions of the Companies Law or these Articles, shall be open to the inspection of any Member free of charge, and of any other person at such fee as the Company shall determine for each matter, during regular business hours.

(c)	The Register may be closed for such period, if any, as the Board of Directors shall determine from time to time, on the condition that the Register shall not be closed for a period exceeding 30 days during any calendar year; and on the additional condition that the Register shall not be closed unless a notice has been published in accordance with the provisions of the Companies Law, if required.

Minutes and the Seal

92.	(a)	The Board of Directors shall cause minutes to be duly recorded regarding the names of the Directors present at each Board Meeting and each meeting of any committee(s) of the Board of Directors; the names of the Members present at each General Meeting; and the proceedings and resolutions of General Meetings and of Board Meetings and meetings of committee(s) of the Board of Directors. Any minutes as aforesaid of a Board Meeting, of a meeting of a committee of the Board of Directors or of a General Meeting, if purporting to be signed by the chairman of such meeting or by the chairman of the next succeeding meeting, shall be accepted as prima facie evidence of the matters therein recorded.

(b)	(i)	The Company may have one or more rubber stamps for affixing on documents.

(ii)	The Board of Directors shall be entitled to authorize any person or persons (even if he or they is or are not Directors(s) of the Company) to act and sign on behalf of the Company, and further to delegate such signatory powers, and the acts and signatures of such person or persons on behalf of the Company shall bind the Company insofar as such person or persons acted and signed within his or their powers aforesaid.

(iii)	The Board of Directors may provide for a seal. If the Board of Directors so provides, it shall also provide for the safe custody thereof; such seal shall not be used except by the authority of the Board of Directors.

The Secretary, Officers and Attorneys

93.	The Board of Directors may appoint a corporate secretary to the Company and may appoint officers, personnel, agents and servants, for fixed, provisional or special duties, as the Board of Directors may from time to time deem fit, and may from time to time, in its absolute discretion, suspend the service of any one or more of such persons.

94.	The Board of Directors may determine the powers and duties, as well as the salaries, of such persons and may demand security in such cases and in such amounts as it deems fit.

95.	The Board of Directors may from time to time, and at any time, by power of attorney, appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney(s) of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these Articles), and for such period and subject to such conditions as it thinks fit, and any such power of attorney may contain such provisions for the protection and convenience of the above-mentioned attorney(s) and/or of those persons who come into contact with such attorney(s) as the Board of Directors may think fit, and may also authorize any such attorney(s) to delegate all or any of the powers, authorities and discretion vested in him or them.

Dividends and Reserve Fund

96.	The Board of Directors may, from time to time, set aside, out of the profits of the Company, such sums as it thinks proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for special dividends, or for repairing, improving and maintaining any of the property of the Company, and for such other purposes as the Board of Directors shall in its absolute discretion think conducive to the interests of the Company, and may invest the sums so set aside in such investments as it may think fit, and from time to time deal with and vary such investments, and dispose of all or any part thereof for the benefit of the Company, and may divide the reserve fund into such special funds as it thinks fit, and employ the reserve fund or any part thereof in the business of the Company, and that without being bound to keep the same separate from the other assets of the Company. The Board of Directors may also, without placing the same to reserve, carry forward any profits which it deems prudent not to divide.

97.	Subject to the rights of holders of shares with limited or preferred rights as to dividends, and subject to the provisions of these Articles as to the reserve fund, all dividends shall be paid to the Members in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividend is being paid, without regard to any premium paid in excess of the nominal value, if any, but if any share is issued on terms providing that it shall rank for dividend from a particular date, such share will rank for dividend accordingly.

98.	Subject to the provisions of the Companies Law, the Board of Directors may from time to time declare such dividends as may appear to the Board of Directors to be justified by the profits of the Company, and cause the Company to pay such dividends. The Board of Directors shall have the full authority to determine the time for payment of such dividends, and the record date for determining the Members entitled thereto, provided such date is not prior to the date of the resolution to distribute the dividend, and no Member who shall be registered in the Register with respect to any shares after the record date so determined shall be entitled to share in any such dividend with respect to such shares.

99.	No dividend shall be paid other than out of the profits of the Company, as defined in the Companies Law, and no interest shall be paid by the Company on dividends.

100.	A dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by the distribution of specific assets, paid-up shares, debentures or debenture stock of any other company, or in any one or more such ways.

101.	The Board of Directors may resolve that any moneys, investments or other assets forming part of the undivided profits of the Company standing to the credit of the reserve fund, or to the credit of any reserve fund for the redemption of capital, or to the credit of any reserve fund for the revaluation of real estate or other assets of the Company or any other reserve fund or investment funds, or in the hands of the Company and available for dividends, or representing premiums received on the issue of shares and standing to the credit of the share premium account, be capitalized and distributed among such of the Members as would be entitled to receive the same if distributed by way of dividend and in the same proportion on the basis that they become entitled thereto as capital; and that all or any part of such capitalized fund be applied on behalf of such Members in paying up in full, either at par or at such premiums as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly or in or towards the payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and that such distribution or payment shall be accepted by such Members in full satisfaction of their share and interest in the said capitalized sum.

102.	For the purpose of giving effect to any resolution under the two last preceding Articles, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, without derogating from the generality of the foregoing, may issue fractional Share Certificates or make payment in lieu of fractional shares in an amount determined by the Board, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any Members upon the basis of the value so fixed, or that fractions of less than NIS 0.01 (one New Agora) in value may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees for the persons entitled to the dividend or capitalized fund against such securities as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filed in accordance with the Companies Law, and the Board of Directors may appoint any person to sign such contract on behalf of such persons entitled to the dividend or capitalized fund.

103.	The Board of Directors may deduct from any dividend, bonus or other amount to be paid in respect of shares held by any Member, whether alone or together with another Member, any sum or sums due from him and payable by him alone or together with any other person to the Company on account of calls or the like.

104.	(a)	The Board of Directors may retain any dividend or other monies payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

(b)	The Board of Directors may, when paying any dividend, resolve to retain any dividend, or other monies payable or property distributable, for distribution with respect to a share in respect of which any person is under these Articles entitled to become a Member, or which any person is under these Articles entitled to transfer, until such person shall become a Member in respect of such share or shall transfer the same.

105.	All unclaimed dividends or other monies payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other monies into a separate account shall not constitute the Company a trustee in respect thereof. The principal (and only the principal) of an unclaimed dividend or such other moneys shall, if claimed, be paid to a person entitled thereto.

106.	Any dividend or other monies payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share to the one whose name appears first in the Register), or to such person and at such address as the person entitled thereto may by writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.

107	If several persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend payable or property distributable on the share.

Books of Account

108.	The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and any other applicable law. The books of account shall be kept at the Office or at any other place or places as the Board of Directors may deem fit, and they shall always be open to inspection by Directors. No Member not being a Director shall have the right to inspect any account or book or document of the Company except as conferred by law or authorized by the Board of Directors.

Accounts and Audit

109.	Once at least in every year the accounts of the Company shall be examined and the correctness of the profit and loss account and balance sheet ascertained by a duly qualified auditor.

110.	The appointment, authorities, rights, salaries and duties of the auditor or auditors shall be regulated by the law in force for the time being and by the provisions of these Articles; provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the Members in General Meeting may, by Shareholder Resolution, act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, if any, as may be provided in such resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s).

Notices

111.	Any notice or other document may be served by the Company upon any Member either personally or by sending it by prepaid mail (air mail if sent from Israel to a place outside Israel) addressed to such Member at his address as described in the Register or such other address (if any) as he may have designated in writing for the receipt of notices and other documents. Any notice or other document may be served by any Member upon the Company by tendering the same in person to the managing director/general manager/chief executive officer/president of the Company at the Office or by sending it by prepaid registered mail (air mail if posted outside Israel) to the Company at the Office. Any such notice or other document shall be deemed to have been served 48 hours after it has been posted (seven days if sent from Israel to a place outside Israel, or if sent to Israel from a place outside Israel), or when actually received by the addressee if sooner than 48 hours or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such Member (or to the managing director/general manager/chief executive officer/president); provided, however, that notice may be sent by cablegram, electronic mail, telex, facsimile or other customary method and confirmed by mail as aforesaid, and such notice shall be deemed to have been given the first business day after such cablegram, electronic mail, telex, facsimile or other customary method has been sent or when actually received by such Member (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served when received, notwithstanding that it was defectively addressed, or failed in some other respect, to comply with the provisions of this Article.

112.	A notice may be given by the Company to the joint holders of a share by giving notice to the joint holder named first in the Register in respect of the share.

113.	Any Member whose address is not described in the Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

114.	The Company may declare that any document(s) will be delivered or be available for review at the Office or any other place designated by the Board of Directors.

115.	Whenever it is required to give prior notice a specified number of days in advance or where a notice is valid for a specified period, the day of service of the notice shall be included in such count or period. Where notice is given by more than one method, it will be deemed served on the earliest of such dates.

116.	Service of notice to a relative of a Member living at the same address with him will be deemed service to such Member.

117.	Subject to applicable law, any Member, Director or other person entitled to receive notice in accordance with these Articles or law may waive notice, in advance or retroactively, in a particular case or type of case or generally, and if so, notice will be deemed as having been duly served, and all proceedings or actions for which the notice was required will be deemed valid.

118.	Any person entitled to a share by operation of law or by transfer, transmission or otherwise will be bound by any notice served with respect to such share prior to his being registered in the Register as owner of the shares.

119.	Subject to applicable law, it shall not be necessary to set forth in detail in a notice of any meeting the full text of any proposed resolutions and a general description of the nature of the matters on the agenda will suffice. The Company shall be entitled, however, but shall be under no obligation to do so, to specify in a notice of a meeting, a place and a time where and when the full text of proposed resolution(s) may be reviewed.

120.	Notwithstanding anything to the contrary contained herein, the Company may give notice to any Member whose address as registered in the Register is within the State of Israel, by publishing such notice in two daily newspapers in the State of Israel, and the date of such publication shall be deemed the date on which such notice has been served upon such Members.

121.	The accidental omission to give notice of a General Meeting to any Member or the non-receipt of notice by any Member entitled to receive notice shall not invalidate the proceedings at any General Meeting or any resolution(s) adopted by such a meeting.

Winding-Up

122.	If the Company shall be wound up, then, subject to applicable law and the rights of holders of shares with limited or preferred rights, the assets of the Company available for distribution among the Members shall be distributed to them in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such distribution is being made, without regard to any premium paid in excess of the nominal value, if any.

Indemnity; Insurance and Exemption

123.	Subject to the provisions of the Companies Law, the Company may indemnify its Office Holders (as such term is defined above) to the fullest extent permitted by the Companies Law. Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify an Office Holder with respect to the following liabilities and expenses, provided that such liabilities or expenses were incurred by such Officer Holder in respect of an act or omission performed by such Officer Holder in his or her capacity as an Officer Holder of the Company:

(a)	monetary liability imposed on him/her in favor of a third party in any judgment, including any settlement confirmed as judgment and an arbitrator’s award which has been confirmed by the court;

(b)	reasonable litigation expenses, including legal fees, paid for by the Office Holder, in an investigation or proceeding conducted against such Office Holder by an agency authorized to conduct such investigation or proceeding, and which investigation or proceeding (i) concluded without the filing of an indictment against such Office Holder and without there having been a financial obligation imposed against such Office Holder in lieu of a criminal proceeding, or (ii) concluded without the filing of an indictment against such Office Holder but with there having been a financial obligation imposed against such Office Holder in lieu of a criminal proceeding for an offense that does not require proof of criminal intent;

(c)	reasonable litigation expenses, including legal fees, paid for by the Office Holder, or which the Office Holder is obligated to pay under a court order, in a proceeding brought against the Office Holder by the Company, or on its behalf, or by a third party, or in a criminal proceeding in which the Office Holder is acquitted, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent; or

(d)	any other circumstances in respect of which the Company may, or will be able to, indemnify an Office Holder pursuant to applicable law.

(e)	For purposes of Article 123(b) above:

(i)	the “conclusion of a proceeding without the filing of an indictment” regarding a matter in which a criminal proceeding was initiated, means the closing of a file pursuant to Section 62 of the Criminal Procedure Law [Consolidated Version], 5742-1982 (the “Criminal Procedure Law”) or a stay of process by the Attorney General pursuant to Section 231 of the Criminal Procedure Law; and

(ii)	a “financial obligation imposed in lieu of a criminal proceeding” means a financial obligation imposed by law as an alternative to a criminal proceeding, including an administrative fine pursuant to the Administrative Offenses Law, 5746-1982, a fine for committing an offense categorized as a finable offense pursuant to the provisions of the Criminal Procedure Law or a penalty.

(f)	The Company may undertake to indemnify an Office Holder as aforesaid: (i) prospectively, provided that, in respect of Article 123(a), the undertaking is limited to events which in the opinion of the Board of Directors are foreseeable in light of the Company’s operations and the time when the undertaking to indemnify is given, and to an amount or criteria which the Board of Directors has determined as reasonable under the circumstances, and (ii) retroactively.

124.	Subject to the provisions of any law, the Company may procure, for the benefit of any of its Office Holders, insurance to cover the liability imposed on any Office Holder in respect of an act or omission performed by an Office Holder by virtue of the Office Holder being an Office Holder of the Company with respect to any of the following:

(a)	a breach of the duty of care owed to the Company or any other person;

(b)	a breach of the fiduciary duty owed to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that the action would not prejudice the interests of the Company; or

(c)	a monetary liability imposed on an Office Holder in favor of a third party.

(d)	any other circumstances with respect to which the Company may, or will be able to, insure Office Holders of the Company.

125.	The Company may, to the maximum extent permitted by law, exempt and release an Office Holder of the Company, including in advance, from and against all or part of his or her liability for monetary or other damages due to, or arising or resulting from, a breach of his or her duty of care to the Company. The Directors of the Company are released and exempt from all liability as aforesaid to the maximum extent permitted by law with respect to any such breach which has been or may be committed.

126.	The provisions of Articles 123, 124 and 125 above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification and/or in respect of exemption and release (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification and/or exemption and release is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification and/or exemption and release shall be approved as required by applicable law.